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                                                                  EXHIBIT 4.15.2



              REAFFIRMATION AND RATIFICATION AGREEMENT WITH LAURUS


                                                              August 15, 2005
Laurus Master Fund, Ltd.
c/o Laurus Capital Management LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

         Reference is made to (a) the Subsidiary Guaranty, dated as of May 14, 2004 (the "2004 Guaranty"), made by NOL Group, Inc. ("NOL"), National Online Services, Inc. ("National Online"), Liberty Online Services, Inc. ("Liberty Online"), Ameripages, Inc. ("Ameripages"), Epixtar International Contact Center Group, Inc. (f/k/a Epixtar BPO Services Corp. ) ("International Contact"), B2B Advantage, Inc. ("B2B", and collectively with NOL, National Online, Liberty Online, Ameripages and International Contact, the "Original Guarantors"), Epixtar International Contact Center Group, Ltd. ("Epixtar International"), and Epixtar Philippines IT-Enabled Services Corporation ("Epixtar Philippines") in favor of Laurus Master Fund, Ltd. ("Laurus"), (b) the Guaranty, dated as of April 29, 2005 (the "2005 Guaranty"), made by the Original Guarantors, Epixtar Corp. ("EPXR"), Voxx Corporation ("Voxx"), and Epixtar Marketing Corp. ("Epixtar Marketing") in favor of Laurus, (c) the Master Security Agreement, dated as of May 14, 2004 (the "2004 Master Security Agreement"), among EPXR, the Original Guarantors and Laurus (d) the Master Security Agreement, dated as of April 29, 2005 (the "2005 Master Security Agreement"), among EPXR, the Original Guarantors, Voxx, Epixtar Marketing and Laurus, (e) the Stock Pledge Agreement, dated as of May 14, 2004 (the "2004 Stock Pledge"), among EPXR, the Original Guarantors and Laurus and (f) the Stock Pledge Agreement, dated as of April 29, 2005 (the "2005 Stock Pledge"), among EPXR, the Original Guarantors, Voxx, Epixtar Marketing and Laurus, as amended, modified and supplemented from time to time (collectively, the "Agreements").

         To induce Laurus to enter into an Amendment Agreement dated as of the date hereof among EXPR, the Original Guarantors, Voxx, Epixtar Marketing and Laurus (the "Amendment Agreement") pursuant to which Laurus agreed to increase the maximum loan amount available to EXPR under (a) a Securities Purchase Agreement dated as of July 15, 2005 between EPXR and Laurus (as amended by the Amendment Agreement and as may be further amended, restated, modified or supplemented from time to time, the "Securities Purchase Agreement") and (b) a Secured Convertible Term Note dated as of July 15, 2005 by EPXR in favor of Laurus (as amended by the Amendment Agreement and as may be further amended, restated, modified or supplemented from time to time, the "Term Note"), each of the undersigned hereby:

         1. represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the Amendment Agreement and the documents, instruments and agreements entered into in connection therewith;

         2. acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the Amendment Agreement;

         3. acknowledges, ratifies and confirms that all liabilities and obligations of each of the undersigned under the Agreements include, without limitation, all obligations and liabilities of EPXR under the Securities Purchase Agreement, the Term Note and the Related Agreements (as defined in the Securities Purchase Agreement), each as amended by the Amendment Agreement;

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         4. represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned's obligations under any Agreement;

         5. acknowledges, ratifies and confirms the grant by each such undersigned to Laurus of a security interest and charge, to the extent applicable, in the assets of such undersigned as more specifically set forth in the Agreements;

         6. acknowledges, ratifies and confirms that the term "Indebtedness" under the 2004 Stock Pledge and the 2005 Stock Pledge and the term "Obligations" under the 2004 Guaranty, the 2005 Guaranty, the 2004 Master Security Agreement and the 2005 Master Security Agreement include, without limitation, all obligations and liabilities of EPXR to Laurus under the Securities Purchase Agreement, the Term Note and the Related Agreements (as defined in the Securities Purchase Agreement), each as amended by the Amendment Agreement, and all other obligations and liabilities of the undersigned to Laurus (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent; and

         7. releases, remises, acquits and forever discharges Laurus and Laurus' employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Reaffirmation and Ratification Agreement, the Agreements, the Amendment Agreement, the Securities Purchase Agreement, the Term Note, the Related Agreements (as defined in the Securities Purchase Agreement), the Securities Purchase Agreement, dated as of May 14, 2004 (as amended, restated, modified or supplemented, the "May 2004 Securities Purchase Agreement"), between EPXR and Laurus, the Related Agreements (as defined in the May 2004 Securities Purchase Agreement), the Securities Purchase Agreement, dated as of April 29, 2005 (as amended, restated, modified or supplemented, the "April 2005 Securities Purchase Agreement"), among EPXR, Voxx and Laurus, the Related Agreements (as defined in the April 2005 Securities Purchase Agreement) or any other document, instrument or agreement made by the undersigned in favor of Laurus.

         This agreement shall be governed by and construed in accordance with the laws of the State of New York.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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                                  Very truly yours,


                                  EPIXTAR CORP.
                                  By:
                                  Name:
                                  Title:


                                  VOXX CORPORATION
                                  By:
                                  Name:
                                  Title:


                                  EPIXTAR MARKETING CORP.
                                  By:
                                  Name:
                                  Title:


                                  NOL GROUP, INC.
                                  By:
                                  Name:
                                  Title:


                                  NATIONAL ONLINE SERVICES, INC.
                                  By:
                                  Name:
                                  Title:

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                                  LIBERTY ONLINE SERVICES, INC.
                                  By:
                                  Name:
                                  Title:


                                  AMERIPAGES, INC.
                                  By:
                                  Name:
                                  Title:


                                  B2B ADVANTAGE, INC.
                                  By:
                                  Name:
                                  Title:


                                  EPIXTAR INTERNATIONAL CONTACT CENTER
                                    GROUP, INC.
                                  By:
                                  Name:
                                  Title:


                                  EPIXTAR INTERNATIONAL CONTACT CENTER
                                    GROUP, LTD.
                                  By:
                                  Name:
                                  Title:

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                                  EPIXTAR PHILIPPINES IT-ENABLED SERVICES
                                  CORPORATION
                                  By:
                                  Name:
                                  Title:


ACCEPTED AND AGREED TO:


LAURUS MASTER FUND, LTD.
By:     ____________________________________
Name:   ____________________________________
Title:  ____________________________________



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